Statement re: Computation of Earnings Per Share

                                                1997              1998              1999
                                        ------------      ------------      ------------
BASIC EPS
---------
Net Loss                                  (1,905,725)     $ (1,082,613)     $ (4,428,515)
Weighted average number of
  shares used in computing
  net loss per share                       3,210,651         3,823,228         4,045,746
                                        ------------      ------------      ------------
Net loss per share                      $      (0.59)     $      (0.28)     $      (1.09)
                                        ============      ============      ============

DILUTED EPS
-----------
Weighted average number of
  shares used in computing
  net loss per share                       3,210,651         3,823,228         4,045,746

Plus incremental shares from
  assumed conversions                              0             3,085            29,090
                                        ------------      ------------      ------------

Weighted average shares                    3,210,651         3,826,313         4,074,836
                                        ------------      ------------      ------------

Loss per share assuming
  dilution                              $      (0.59)     $      (0.28)     $      (1.09)
                                        ============      ============      ============